UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2014

TIM HORTONS INC.
(Exact name of registrant as specified in its charter)

Canada	001-32843	98-0641955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

874 Sinclair Road, Oakville, ON, Canada	L6K 2Y1
(Address of principal executive offices)	(Zip Code)

(905) 845-6511
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)
The Board of Directors (the “Board”) of Tim Hortons Inc. (the “Company”) has appointed Christopher R. O’Neill, Managing Director of Google Canada, to serve as a director of the Company, effective as of March 11, 2014.

Mr. O’Neill will serve until the next meeting of shareholders at which directors are to be elected (currently scheduled to be held May 8, 2014, the “Meeting”). The Board has increased its number of directors from 11 to 12, and Mr. O’Neill will be among the 12 nominees put forward for election at the Meeting. Mr. O’Neill’s skills, qualifications and experience will be described in our proxy circular in connection with the Meeting, which we anticipate will be mailed to shareholders on or about March 25, 2014.

The Board has determined that Mr. O’Neill is independent in accordance with the listing standards of the New York Stock Exchange and the rules of the Canadian Securities Administrators. In making this affirmative determination, the Board considered all relevant facts and circumstances, not merely from the standpoint of Mr. O’Neill, but also from that of any person or organization with which Mr. O’Neill has an affiliation or association. The Board is expected to determine the committee or committees, if any, to which Mr. O’Neill will be appointed, in May 2014. Mr. O’Neill has no arrangements or understandings with any other person pursuant to which he was appointed as a director of the Company. Mr. O’Neill has had no direct or indirect material interest in any transaction or series of transactions or currently proposed transaction or series of transactions that would require disclosure under Item 404(a) of Regulation S-K.

Mr. O’Neill will receive compensation for service as a non-employee director of the Company consistent with the compensation provided to other non-employee directors of the Company, as determined by the Board from time to time. The Company’s compensation program for non-employee directors of the Company is described under the heading “Director Compensation” in Part III, Item 11 of the Company’s Form 10K/A for the year ended December 30, 2012, filed with the United States Securities and Exchange Commission on March 26, 2013, as may be amended or updated by the Company’s Form 10K/A for the year ended December 29, 2013, which we anticipate will be filed on or about March 21, 2014. For his first partial year of Board service, Mr. O’Neill’s retainer will be pro-rated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIM HORTONS INC.
Date: March 14, 2014	By:	/s/ JILL E. SUTTON
Jill E. Sutton Executive Vice President, General Counsel and Secretary